Exhibit 15.1




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


              RE:  WILLCOX & GIBBS, INC. REGISTRATION ON FORM S-8

We are aware that our report dated August 12, 1994 on our review of the condensed consolidated balance sheet of Willcox & Gibbs, Inc. as of June 30, 1994, and the related condensed consolidated statements of income for the three-month and six-month periods ended June 30, 1994 and 1993 and the condensed consolidated statements of cash flows for the six-month periods ended June 30, 1994 and 1993 included in the Company's report on quarterly Form 10-Q for the quarter ended March 31, 1994 is incorporated by reference in Registration Nos. 2-77570, 33-4584, 33-14148, 33-32648 and 33-54440 on Form
S-8. Pursuant to Rule 436(e) under the Securities Act of 1933, this report should not be considered a part of such registration statements prepared or certified by us within the meaning of Sections 7 and 11 of the Act.




                                   Coopers & Lybrand L.L.P.




New York, New York
August 12, 1994